UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

MJ Harvest, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	333-234048 (Commission File Number)	82-3400471 (IRS Employer I.D. No.)

9205 W. Russell Road, Suite 240

Las Vegas, Nevada 89139

Phone: (954) 519-3115

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a- l2 under the Exchange Act ( 17 CFR 240. l4a- l2)

☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

On December 1, 2020, the controlling shareholders of the Company approved an amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock of the Company to 100,000,000, with a par value of $0.0001. This action did not change the number of shares issued and outstanding, or in any other way modify the rights of existing shareholders of the Company. The Company also has authorized 5,000,000 shares of preferred stock, $0.0001 par value. The number of authorized preferred shares was not changed and no shares of preferred stock have been issued.

The Company increased the number of authorized common shares as a step in positioning the Company for acquisitions using stock as a portion of the consideration. Issuance of additional shares at future dates could have a dilutive effect on existing investors.

Following shareholder action, Articles of Amendment and Restated Articles of Incorporation of the Company were filed with the State of Nevada. The Articles of Amendment and the Restated Articles of Incorporation were filed on or about December 10, 2020.

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ Harvest, Inc

/s/ Patrick Bilton December 14, 2020
/s/: Patrick Bilton Date
Its: Chief Executive Officer